Exhibit 99.1

TubeMogul Reports Record Financial Results for Fourth Quarter and Full Year 2015

Total Spend, Revenue and Gross Proft Grew More Than 50% Year Over Year for the Full Year 2015

EMERYVILLE, California – February 29, 2016 – TubeMogul, Inc. (NASDAQ: TUBE), a leading enterprise software company for brand advertising, today reported financial results for its fourth quarter and fiscal year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights:

•	Total Spend[1] was $134.5 million, an increase of 63% compared to $82.6 million in the fourth quarter of 2014.
•	Revenue was $58.5 million, an increase of 62% compared to $36.1 million in the fourth quarter of 2014.
•	Gross profit was $39.2 million, an increase of 52% compared to $25.7 million in the fourth quarter of 2014.
•	Operating loss was $(0.7) million, compared to operating loss of $(2.4) million in the fourth quarter of 2014.
•	Net loss was $(1.5) million, compared to net loss of $(4.0) million in the fourth quarter of 2014.
•	Adjusted EBITDA[2] was $3.7 million, compared to Adjusted EBITDA of $(0.5) million in the fourth quarter of 2014.

Fiscal Year 2015 Financial Highlights:

•	Total Spend was $414.2 million, an increase of 63% compared to $254.3 million in 2014.
•	Revenue was $180.7 million, an increase of 58% compared to $114.2 million in 2014.
•	Gross profit was $122.5 million, an increase of 53% compared to $80.3 million in 2014.
•	Operating loss was $(10.8) million, compared to operating loss of $(1.6) million in 2014.
•	Net loss was $(13.7) million, compared to net loss of $(4.4) million in 2014.
•	Adjusted EBITDA was $3.4 million, compared to Adjusted EBITDA of $2.6 million in 2014.

1 Total Spend is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

2 Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

“We finished 2015 with strong financial results overall, but more importantly our continuous innovation sets us up for another successful year in 2016,” said Brett Wilson, CEO of TubeMogul. “PTV accounted for over 10% of Total Spend in Q4 2015 and we expect it to be a larger percentage of our mix this year. In addition, our top ranking for Current Offering in the Forrester Wave™: Video Advertising Demand-Side Platforms for Q4 2015 has already created new sales opportunities and we expect it to continue to do so.”

Fourth Quarter, Full Year and Recent Business Highlights include:

•

Recognized by Forrester as a Leader among video advertising demand-side platforms: TubeMogul received the highest ranking in the “Current Offering” category in The Forrester Wave™: Video Advertising Demand-Side Platforms, Q4 2015 evaluation, scoring 4.55 out of 5. TubeMogul also received the highest scores in “Planning Capabilities,” achieving 4.60 out of 5, and 5 out of 5 in both “TV Campaign Extension” and “Client Satisfaction” categories.

•

Strong growth in annual cohort metrics:  Generated 82% of Platform Direct Spend in 2015 from clients who first spent in previous years, demonstrating the increasing predictability and leverage of our operating model.

•

Growth in cross-screen spend: Spend in non-desktop pre-roll collectively grew over 550% year over year, accounting for 37% of Total Spend in Q4. In Q4 82% of Platform Services campaigns included at least two screens.

•	Positive client trends:
o	Expedia.com announced in AdExchanger that they would use TubeMogul's cross-screen planner to "create TV extension plans in real-time," bridging the gap between linear TV and digital devices.
o	Diageo Canada committed to spending 50% of their overall digital spend through TubeMogul's platform.
o	The Prosper Group, an integrated digital campaign and political marketing firm, named TubeMogul as its partner for video advertising for the 2016 campaign election cycle.
o	Medicx Media Solutions, a data-driven addressable media agency in the pharmaceutical and healthcare markets, named TubeMogul its preferred partner for video advertising.
•	Continuing to build out our executive team with strategic hires:
o	Jeffery Zheng, appointed as Managing Director of Greater China. He previously held senior positions with Ogilvy & Mather, Yahoo!, and Renren, in Taiwan and China.
o	Darin Williams, appointed as Managing Director of Southeast Asia. Darin has been based in Asia for more than fifteen years in executive roles at Nielsen, LinkedIn and Facebook.
o

Tim Murray, appointed as Vice President of Media, North America. Tim brings over 12 years of media and technology sales experience to TubeMogul’s sales team and was most recently RVP Sales and Client Development for the Western region at Rubicon Project, where he led programmatic sales and client strategy.

o

Erika Lamoreaux, appointed as Strategic Account Director. Erika has over eight years of experience in online marketing and digital strategy and was most recently Associate Director of Digital Media at The Clorox Company, where she oversaw search, display, video and mobile digital media for all Clorox brands.

Forward Outlook:

The Company is issuing Q1 and 2016 guidance as follows:

First Quarter 2016

•	Total Spend in the range of $108 million to $110 million
•	Revenue in the range of $40 million to $42 million
•	Gross profit in the range of $28 million to $30 million
•	Adjusted EBITDA in the range of $(5) million to $(3) million

Full Year 2016

•	Total Spend in the range of $569 million to $577 million
•	Revenue in the range of $220 million to $228 million
•	Gross profit in the range of $152 million to $160 million
•	Adjusted EBITDA of $5 million

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results. To listen to the live conference call, please dial (719) 325-2298 or toll free (888) 554-1432, access code 7791416, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.tubemogul.com.  A telephonic replay of the conference call will be available two hours after the call, will run until March 10, 2016, and may be accessed by dialing (719) 457-0820 or (888) 203-1112 and entering the passcode 7791416.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul (NASDAQ: TUBE) is an enterprise software company for brand advertising. By reducing complexity, improving transparency and leveraging real-time data, our platform enables advertisers to gain greater control of their global advertising spend and achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is based in Emeryville, California with operations in Kyiv, London, Mexico City, New York, Paris, Sao Paulo, Shanghai, Singapore, Sydney, Tokyo, Toronto and offices across the United States.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy, growth and market opportunity, our expansion into Programmatic TV and the ability to continue to drive increasing spend across our software from the largest brand advertisers, and forecasted financial results and operating metrics including Total Spend, revenue, gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements, including, but not limited to our limited operating history, particularly as a new public company; risks associated with our growth; risks related to our future financial performance; our ability to maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the market for software-based advertising solutions for brands, including Programmatic TV, our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our potential dependence on a limited number of customers for a large portion of our revenue; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the Securities and Exchange Commission. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2015. These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.
Preliminary Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenue:
Platform Direct	$22,187	$16,302	$72,212	$49,231
Platform Services	36,268	19,780	108,484	65,012
Total revenue	58,455	36,082	180,696	114,243
Cost of revenue	19,246	10,363	58,193	33,941
Gross profit	39,209	25,719	122,503	80,302
Operating expenses:
Research and development	11,804	8,107	41,007	22,142
Sales and marketing	17,256	13,136	55,331	38,133
General and administrative	10,827	6,890	37,000	21,615
Total operating expenses	39,887	28,133	133,338	81,890
Loss from operations	(678)	(2,414)	(10,835)	(1,588)
Other (expense) income, net:
Loss on extinguishment of convertible notes	—	(538)	—	(538)
Interest income (expense), net	20	(33)	(37)	(216)
Change in fair value of convertible preferred stock warrant liability	—	—	—	168
Foreign exchange loss, net	(436)	(977)	(2,196)	(1,987)
Other expense, net	(416)	(1,548)	(2,233)	(2,573)
Net loss before income taxes	(1,094)	(3,962)	(13,068)	(4,161)
Provision for income taxes	(406)	(82)	(663)	(283)
Net loss	$(1,500)	$(4,044)	$(13,731)	$(4,444)
Basic and diluted net loss per share attributable to common stockholders	$(0.04)	$(0.14)	$(0.42)	$(0.22)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	35,161	29,816	32,736	19,928

TUBEMOGUL, INC.
Preliminary Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$83,439	$46,592
Accounts receivable, net	159,899	88,457
Prepaid expenses and other current assets	3,752	2,322
Total current assets	247,090	137,371
Property, equipment and software, net	8,585	3,902
Restricted cash	1,563	742
Other assets	1,495	692
Total assets	$258,733	$142,707
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$47,346	$19,087
Accrued liabilities	74,927	50,714
Revolving line of credit	2,050	—
Current portion of notes payable, net of discount	848	1,362
Deferred revenue	853	302
Total current liabilities	126,024	71,465
Deferred rent	746	601
Note payable, net of current portion	1,787	—
Total liabilities	128,557	72,066
Stockholders’ equity:
Preferred stock; $0.001 par value; 10,000 shares authorized and 0 outstanding as of December 31, 2015 and December 31, 2014	—	—
Common stock; $0.001 par value; 200,000 shares authorized as of December 31, 2015 and December 31, 2014; 35,344 and 29,838 shares issued and outstanding as of December 31, 2015 and December 31, 2014 respectively	35	30
Additional paid-in capital	167,316	94,013
Accumulated deficit	(37,016)	(23,285)
Accumulated other comprehensive loss	(159)	(117)
Total stockholders’ equity	130,176	70,641
Total liabilities and stockholders’ equity	$258,733	$142,707

TUBEMOGUL, INC.
Preliminary Consolidated Statements of Cash Flows
(In thousands)
	Twelve Months Ended
	December 31,
	2015	2014	2013
	(Unaudited)
Cash flows from operating activities:
Net loss	$(13,731)	$(4,444)	$(7,411)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,408	864	322
Gain on change in value of convertible preferred stock warrant liability	—	(168)	388
Provision for doubtful accounts	1,287	903	539
Provision for credit memos	3,244	1,875	—
Stock-based compensation expense	12,563	3,543	761
Other gains (losses), net	—	(11)	6
Loss on extinguishment of convertible notes	—	538	—
Changes in operating assets and liabilities:
Accounts receivable	(75,973)	(44,315)	(24,341)
Prepaid expenses and other current assets	(1,430)	(902)	(1,100)
Payments of costs related to initial public offering	—	(3,349)	(129)
Other assets	(1,079)	126	(192)
Accounts payable	27,044	15,055	(637)
Accrued liabilities	24,500	16,024	23,423
Deferred rent	145	504	55
Deferred revenue	551	(165)	162
Net cash used in operating activities	(20,471)	(13,922)	(8,154)
Cash flows from investing activities:
Increase in restricted cash	(821)	(408)	(334)
Purchases of property, equipment and software	(5,876)	(3,299)	(1,439)
Net cash used in investing activities	(6,697)	(3,707)	(1,773)
Cash flows from financing activities:
Proceeds from public offering of common stock, net of underwriting discounts, commission and offering costs	58,333	46,791	—
Proceeds from issuance of Series C preferred stock, net of issuance cost	—	—	10,913
Proceeds from note payable	2,635	—	—
Repayment of note payable	(1,362)	(1,417)	(1,351)
Proceeds from line of credit	2,050	11,800	100
Repayment of line of credit	—	(11,800)	(100)
Repayment of convertible note	—	(957)	—
Proceeds from issuances of common stock from options exercised, convertible note exercised and under ESPP	2,401	379	212
Excess tax benefit	—	24	—
Net cash provided by financing activities	64,057	44,820	9,774
Effect of exchange rate changes on cash and cash equivalents	(42)	(74)	(42)
Net increase in cash and cash equivalents	36,847	27,117	(195)
Cash and cash equivalents, beginning of year	46,592	19,475	19,670
Cash and cash equivalents, end of year	$83,439	$46,592	$19,475
Supplemental disclosures:
Cash paid for income taxes	$348	$97	$1
Cash paid for interest	108	226	170
Equipment purchased and unpaid at period end	1,215	—	—
Conversion of preferred stock warrants to common stock warrants	—	516	—
Cashless exercise of stock warrants to common stock	—	82	—
Deferred offering costs recorded in accounts payable and accrued liabilities	—	—	126

TUBEMOGUL, INC.
Preliminary Key Operating and Financial Performance Metrics
(in thousands, except percentages and clients)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Key Metrics
Platform Direct Spend	$98,243	$62,787	$305,748	$189,248
Platform Services Spend	36,268	19,780	108,484	65,012
Total Spend	$134,511	$82,567	$414,232	$254,260
Platform Direct revenue	$22,187	$16,302	$72,212	$49,231
Platform Services revenue	36,268	19,780	108,484	65,012
Total revenue	$58,455	$36,082	$180,696	$114,243
Gross profit	$39,209	$25,719	$122,503	$80,302
Gross margin	67%	71%	68%	70%
Adjusted EBITDA	$3,651	$(481)	$3,358	$2,553
Number of Platform Direct Clients	446	333	446	333

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, Platform Direct Spend, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP.  We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand our business, make operating decisions and understand and evaluate our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Platform Direct Spend and Total Spend are strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and board of directors to understand our business and make operating decisions. A limitation of each of Platform Direct Spend and Total Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore it may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income tax, depreciation and amortization expense, excluding amortization of internal use software development costs, stock-based compensation expense, foreign exchange gains and losses, both realized and unrealized, change in fair value of convertible preferred stock warrant liability and loss on extinguishment of convertible notes. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

Although depreciation and amortization expense (excluding amortization of internal use software development costs) are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; and

•	Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see “Reconciliation of Preliminary Total Spend and Platform Direct Spend,” and “Reconciliation of Preliminary Adjusted EBITDA” included in this press release.

TUBEMOGUL, INC.
Reconciliation of Preliminary Total Spend and Platform Direct Spend
(in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Platform Direct Revenue	$22,187	$16,302	$72,212	$49,231
Plus: Non-GAAP Platform Direct Media Cost	76,056	46,485	233,536	140,017
Platform Direct Spend	$98,243	$62,787	$305,748	$189,248
Platform Services Spend	$36,268	$19,780	$108,484	$65,012
Total Spend	$134,511	$82,567	$414,232	$254,260

TUBEMOGUL, INC.
Reconciliation of Preliminary Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(1,500)	$(4,044)	$(13,731)	$(4,444)
Interest income (expense), net	(20)	33	37	216
Provision for income taxes	406	82	663	283
Depreciation and amortization expense, excluding amortization of internal use software development costs	579	226	1,630	598
Stock-based compensation expense	3,750	1,707	12,563	3,543
Foreign exchange loss, net	436	977	2,196	1,987
Change in fair value of convertible preferred stock warrant liability	—	—	—	(168)
Loss on extinguishment of convertible notes	—	538	—	538
Adjusted EBITDA	$3,651	$(481)	$3,358	$2,553

Investor Relations Contact:

Alex Wellins, The Blueshirt Group

(415) 217-5861

investor@tubemogul.com